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                                                                     Exhibit 9.1


                                    [ANDERSEN LETTERHEAD]




                          INDEPENDENT AUDITORS' CONSENT

As independent auditors, we hereby consent to the incorporation of our report dated February 5, 2002 included in this Form 20-F, into Adecco SA's previously filed Registration Statement File Nos. 333-10112, 333-13458, and 333-88516 on Form S-8 and File No. 333-88597 on Form F-4. It should be noted that we have not audited any financial statements of the Company subsequent to December 30, 2001 or performed any audit procedures subsequent to the date of our report.


ARTHUR ANDERSEN SA




/s/ Mike Sills                              /s/ Jane Moverley
Mike Sills                                  Jane Moverley




Lausanne, June 6, 2002